          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997
                                                      REGISTRATION NO. 333-19625

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                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                           -----------------------------------

                            POST-EFFECTIVE AMENDMENT NO. 1 TO
                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933

                           -----------------------------------
                                SEL-LEB MARKETING, INC.
                 (Exact name of Registrant as specified in its charter)

                           -----------------------------------

              NEW YORK                               11-3180295
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
    incorporation or organization)

  495 RIVER STREET, PATERSON, NEW JERSEY                07542
 (Address of Principal Executive Offices)            (Zip Code)

                                 1995 STOCK OPTION PLAN
                                (Full title of the plans)

                                      JAN S. MIRSKY
                                 SEL-LEB MARKETING, INC.
                                    495 RIVER STREET
                               PATERSON, NEW JERSEY 07542
                         (Name and address of agent for service)

                                     (201) 225-9880
              (Telephone number, including area code, of agent for service)

                                        COPY TO:
                                James Martin Kaplan, Esq.
                            Zimet, Haines, Friedman & Kaplan
                                     460 Park Avenue
                                New York, New York 10022
                                     (212) 486-1700

                            ---------------------------------

                                                       CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM
TITLE OF SECURITIES                                        OFFERING                 PROPOSED MAXIMUM              AMOUNT OF
TO BE REGISTERED        AMOUNT TO BE REGISTERED(1)    PRICE PER SHARE(2)       AGGREGATE OFFERING PRICE(2)    REGISTRATION FEE
Common Stock,
par value $.01 per
share                        500,000 shares                $1.375                      $687,500                     $208.33

----------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the 1995 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) of the Act, based on the average of the high and low prices of the Common Stock on June 12, 1997.

EXPLANATORY NOTE:

    This Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-19625) is being filed to increase the number of shares of Common Stock, par value $.01 per share, registered in connection with the Registrant's 1995 Stock Option Plan from 1,350,000 shares to 1,850,000 shares.

    The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-19625) are hereby incorporated by reference.

                                       SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bergen, New Jersey, on this 18th day of June, 1997.

                                       SEL-LEB MARKETING, INC.


                                       By: /s/ Harold Markowitz
                                          ---------------------------
                                            Harold Markowitz
                                            Chairman of the Board

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Harold Markowitz
--------------------    Chairman of the Board and Director      June 18, 1997
Harold Markowitz

         *
--------------------    President, Chief Executive Officer      June 18, 1997
Paul Sharp              and Director (Principal Executive
                        Officer)

/s/ Jan S. Mirsky
--------------------    Executive Vice President - Finance,     June 18, 1997
Jan S. Mirsky           Chief Operating Officer and Director
                        (Principal Financial and Accounting
                        Officer)

         *
--------------------    Vice Chairman and Director              June 18, 1997
Jack Koegel

         *
---------------------   Executive Vice President, Secretary     June 18, 1997
Jorge Lazaro            and Director

         *
---------------------   Director                                June 18, 1997
Stanley R. Goodman

         *
---------------------   Director                                June 18, 1997
Edward C. Ross

         *
---------------------   Director                                June 18, 1997
Douglas L. Bailey


/s/ Carl A. Bellini
---------------------   Director                                June 18, 1997
Carl A. Bellini


*By: /s/ Harold Markowitz
    ----------------------
     Harold Markowitz
     ATTORNEY-IN-FACT
                                            2

                                      EXHIBIT INDEX


   EXHIBIT    DESCRIPTION

    4.1 1995 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1995).

    4.2 Form of Stock Option Agreements under the 1995 Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8
              (Registration No. 333-19625)).

    4.3 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

    4.4 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1995).

    5.1       Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

    23.1 Consent of Goldstein Golub Kessler & Company, P.C., filed herewith.

    23.2      Consent of counsel, contained in the opinion filed as
              Exhibit 5.1 hereto.

    24.1      Power of Attorney of Carl A. Bellini.